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FILE NO: 64142.8
April 5, 2011

Board of Directors
CapLease, Inc.
1065 Avenue of the Americas
New York, New York 10018

Re: Registration Statement on Form S-3 (File No. 333-171408)

Ladies and Gentlemen:

We have served as special counsel to CapLease, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the issuance of up to 11,500,000 shares (including 1,500,000 shares subject to an over-allotment option, the “Shares”) of the Company’s common stock, $.01 par value per share, registered on the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued pursuant to the Underwriting Agreement dated March 30, 2011 (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters, and as described in the Prospectus Supplement, dated March 30, 2011, filed with the Commission on March 31, 2011. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. We have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies, and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   WASHINGTON
www.hunton.com

CapLease, Inc.
April 5, 2011

1.           The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the Department of Assessments and Taxation of the State of Maryland.

2.           Following issuance and delivery of the Shares against payment therefor in accordance with the provisions of the Underwriting Agreement, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

In rendering the opinion in paragraph 1 above, we have relied solely on a certificate of the Department of Assessments and Taxation of the State of Maryland dated April 5, 2011.

The foregoing opinion is limited to the Maryland General Corporation Law, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company's Current Report on Form 8-K, filed on or about the date hereof (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion is expressed as of the date hereof, and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the views contained herein.

Very truly yours,

/s/ Hunton & Williams LLP